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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 20, 1995, which appears on page 47 of the 1995 Annual Report to Shareholders of Adaptec, Inc., which is incorporated by reference in Adaptec, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1995.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

San Jose, California
October 23, 1995